CERTIFICATE OF TERMINATION PRIOR TO EFFECTIVE DATE
                                     OF THE
                            CERTIFICATE OF AMENDMENT
                                       OF
                           YIFAN COMMUNICATIONS, INC.



                    Pursuant to Section 103(d) of the General
                    Corporation Law of the State of Delaware


         Yifan Communications, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation filed a Certificate of Amendment with the State of Delaware on July 28, 2000 (the "Amendment").

         SECOND: The Certificate of Amendment sets forth in Article IV a future effective date and time of 12:01 a.m., E.D.T. on September 30, 2000.

         THIRD: It is necessary to change the future effective date and time of the Certificate of Amendment. Thus, the Certificate of Amendment filed July 28, 2000 is hereby terminated prior to its effective date and time.

         FOURTH: The foregoing termination is filed in accordance with the provisions of Section 103(d) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate of Termination has been duly executed this 22nd day of September, 2000.



                                                 YIFAN COMMUNICATIONS, INC.




                                                  By:  /s/ Yifan Hi
                                                  Name:  Yifan Hi
                                                  Title:  President